SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

INTEL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other than the Registrant)

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ANNUAL REPORT, PROXY STATEMENT

AND VOTING INSTRUCTIONS FOR THE

INTEL CORPORATION

2004 ANNUAL STOCKHOLDERS’ MEETING

We are pleased to deliver your proxy statement and annual report via the Internet. As you requested, a paper proxy card is enclosed with this notice. The proxy statement and annual report are now available on the Internet at www.intel.com/intel/annual03, and you can now vote your shares for the 2004 Annual Stockholders’ Meeting.

For next year’s annual stockholders’ meeting, Intel will offer two choices for delivery of annual meeting materials:

1.	Electronic delivery of the annual report, proxy statement and proxy card by our transfer agent, Computershare. Please visit Computershare’s website at www.computershare.com/us/sc/intel and enter your electronic delivery information.

2.	Hardcopy delivery of the annual report, proxy statement and proxy card by the US post office

By offering only these two options, this will greatly reduce the cost of our annual meeting preparation by eliminating the expense of managing a separate mailing for stockholders who want only a proxy card. We encourage you to enroll in full electronic delivery by visiting www.computershare.com/us/sc/intel.

Notice of Annual Stockholders’ Meeting

Intel’s 2004 Annual Stockholders’ Meeting will be held on May 19, 2004 at the Santa Clara Convention Center in Santa Clara, California, and we look forward to your attendance either in person or by proxy. For your convenience, we are pleased to offer a live webcast of the annual meeting at www.intc.com. During the webcast, you will be able to submit questions by following the instructions on the site. If you miss the annual meeting, you can view a replay of the webcast at www.intc.com until June 18, 2004.

At this year’s annual meeting, the agenda includes the annual election of directors, ratification of our independent auditors, approval of our 2004 Equity Incentive Plan, and consideration of three stockholder proposals, if properly presented at the annual meeting. The Board of Directors recommends that you vote FOR election of the director nominees, FOR ratification of appointment of the independent auditors, FOR approval of the 2004 Equity Incentive Plan, and AGAINST the three stockholder proposals. Please refer to the proxy statement for detailed information on each of the proposals and the annual meeting.

Voting Your Shares

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting in person. Most stockholders have three options for submitting their votes: (1) via the Internet, (2) by phone or (3) by mail. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient, and it saves your company significant postage and processing costs. In addition, when you vote via the Internet or by phone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. If you attend the annual meeting, you may also submit your vote in person, and any previous votes that you submitted, whether by Internet, phone or mail, will be superseded by the vote that you cast at the annual meeting. At this year’s annual meeting, the polls will close at 10:00 a.m. Pacific Time and no further votes will be accepted after that time. If you participate in the Intel Stock Fund through the 401(k) Savings Plan, you must submit your vote by May 14, 2004 to allow time to receive your voting instructions and vote on behalf of the plan. If you have any questions about submitting your vote, call Intel Investor Relations at (408) 765-1480.

Other Information

In connection with viewing your proxy statement and annual report online, you may incur certain Internet access charges, such as fees from your Internet service provider or telephone company. If you would like to receive a paper copy of the proxy statement and annual report in the mail, call Intel’s transfer agent, Computershare Investor Services, LLC, at (800) 298-0146 (within the U.S. and Canada) or (312) 360-5125 (outside the U.S. and Canada). If you have any questions about submitting your vote or viewing the online versions of the proxy statement and annual report, call Intel Investor Relations at (408) 765-1480.